Exhibit 99.1

New VIASPACE License from Caltech Significantly Enhances Functionality of its Core Sensor Fusion
Technology

PASADENA, California, April 3, 2007 – VIASPACE Inc. (OTC Bulletin Board: VSPC - News), a company commercializing proven technologies from NASA and the US Department of Defense into hardware and software solutions, announced that it has executed a worldwide license agreement with the California Institute of Technology (Caltech) for new software capabilities that significantly enhance the functionality of its SHINE inference engine technology originally developed by the NASA Jet Propulsion Laboratory. The newly licensed Knowledge Base Editor will enable VIASPACE to accelerate the development of SHINE-based applications tailored to meet the requirements of customers in the commercial, defense and homeland security sectors.

VIASPACE has an exclusive worldwide license from Caltech to commercialize SHINE technology for most major applications including maritime security, diagnostics/prognostics, sensor fusion and homeland defense. SHINE is a real-time inference engine and software platform originally developed by NASA’s Jet Propulsion Laboratory for space flight operations. Wholly owned subsidiary VIASPACE Security Inc. is leveraging the technology along with its own development efforts to deliver high performance, real-time inference and sensor data fusion-based technologies, products and services.

The Knowledge Base Editor (KBE) is a software front end development tool that significantly enhances the functionality, flexibility and ease of use of the SHINE system. KBE is a Windows-based application that provides users with a high level graphical user interface to create, edit, and debug expert system rule sets or knowledge bases. Based on industry standards such as XML, KBE extends familiar graphical based software development programming environments and methods to knowledge engineering tasks and aids the integration of expert system functionality with traditional programming methods. It also makes the SHINE system easier to demonstrate with practical examples to potential customers.

AJ Abdallat, President of VIASPACE Security, commented: “Adding innovative new capabilities to our core SHINE sensor fusion technology to address new markets and opportunities is a key component of VIASPACE Security’s business strategy. The ability to provide a more intuitive, Windows-based software development environment for our real-time inference and sensor data fusion solutions adds significant value that we believe customers will recognize.”

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com

Investor Relations contact:
Dr. Jan Vandersande, Director of Communications
800-517-8050
IR@VIASPACE.com

Press contact:
Dr. Carl Kukkonen, CEO
626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.